Exhibit 99.2

Stran & Company Reports 50% Increase in Nine-Month Sales Year-Over-Year and Achieves Revenue of $13.6 Million for the Third Quarter of 2022

Conference Call to Be Held Today at 10:00 am ET

Quincy, MA / November 14, 2022 / Stran & Company, Inc. (“Stran” or the “Company”) (NASDAQ: STRN) (NASDAQ: STRNW), a leading outsourced marketing solutions provider that leverages its promotional products and loyalty incentive expertise, today provided a business update and reported financial results for the three months ended September 30, 2022.

“We continued to achieve steady growth in sales for the third quarter of 2022, as evidenced by our revenue of $13.6 million, a 24% increase compared to the same period last year. Notably, our revenue increased 50% year-over-year for the nine-month period ended September 30, 2022 when compared to the same period in 2021,” commented Andy Shape, President and CEO of Stran. “We have effectively implemented a growth strategy that we believe is allowing us to reach new records, operationally, financially, and geographically. We are executing on our strategy and have fully integrated Trend Brand Solutions, which we acquired in August 2022, thereby broadening our geographic reach across the United States. Specifically, Trend brings an established footprint in Houston, Texas which is home to two dozen Fortune 500 companies, and we believe provides opportunities to further penetrate the Southern U.S. market. The acquisitions we have completed to date are synergistic with Stran and allow us to enhance already successful businesses by leveraging our growing sales force, first-in-class technology solutions and expanding geographic presence. In addition to our continued organic growth, M&A continues to be a fundamental pillar of our strategy to accelerate growth, further establish our leadership position within this highly fragmented industry, and benefit from economies of scale.”

Mr. Shape continued, “Additionally, we are continuing to secure significant, multi-year contracts with high-profile customers. This includes our contract with a leading North American infrastructure service company announced during the quarter. This contract is projected to generate over one million in revenue annually and came as a referral from an existing customer, which we believe further validates the quality of our products and services as well as our value proposition for our customers. Moreover, we are witnessing significant traction with our newly implemented sales and marketing initiative, which has already resulted in meaningful discussions with potential customers, validating the vast untapped opportunities within the industry that we intend to capitalize on. Overall, we have maintained a strong balance sheet with $22 million of cash and cash equivalents and short-term investments as of September 30, 2022, and no long-term debt. We believe we are well-positioned to execute on our business growth strategy and firmly position Stran at the forefront of the industry.”

Financial Results

Revenue for the three months ended September 30, 2022 was $13.6 million compared to $10.9 million for the same period in 2021. The increase was primarily due to higher spending from existing clients as well as business from new customers. Additionally, the Company benefited from the acquisition of the G.A.P. Promotions assets in January 2022 and the Trend Brand Solutions assets in August 2022.

Gross profit increased to $4.2 million, or 31.3% of revenue, for the three months ended September 30, 2022, compared to $3.7 million, or 34.0% of revenue, for the same period last year. The increase in gross profit was due to increased sales, partially offset by an increase in purchasing costs.

Net loss for the three months ended September 30, 2022 was approximately $0.7 million, compared to net earnings of approximately $0.7 million for the same period last year. This decrease was primarily due to lead generation initiatives, integration expenses related to the acquisition of the G.A.P. Promotions and Trend Brand Solutions assets, ongoing expenses related to being a public company and higher cost of purchases. These factors were partially offset by the increase in sales from the G.A.P. Promotions and Trend Brand Solution assets and the increase from recurring organic sales.

Conference Call

Stran will host a conference call at 10:00 A.M. Eastern Time on Monday, November 14, 2022, to discuss the company’s financial results for the third quarter ended September 30, 2022, as well as the company’s corporate progress and other developments.

The conference call will be available via telephone by dialing toll-free 888-506-0062 for U.S. callers or +1 973-528-0011 for international callers and using entry code: 153630. A webcast of the call may be accessed at https://www.webcaster4.com/Webcast/Page/2855/47093 or on the company’s Investors section of the website: ir.stran.com.

A webcast replay will be available on the company’s Investors section of the website (ir.stran.com) through November 14, 2023. A telephone replay of the call will be available approximately one hour following the call, through November 28, 2022, and can be accessed by dialing 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering conference ID: 47093.

About Stran

Over the past 27 years, Stran has grown to become a leader in the promotional products industry, specializing in complex marketing programs to help recognize the value of promotional products, branded merchandise and loyalty incentive programs as a tool to drive awareness, build brands and impact sales. Stran is the chosen partner of many Fortune 500 companies, across a variety of industries, to execute their promotional marketing, loyalty and incentive, sponsorship activation, recruitment, retention, and wellness campaigns. Stran provides world-class customer service and utilizes cutting-edge technology, including efficient ordering and logistics technology to provide order processing, warehousing and fulfillment functions. The Company’s mission is to develop long-term relationships with its clients, enabling them to connect with both their customers and employees in order to build lasting brand loyalty. Additional information about the Company is available at: www.stran.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectuses related to the Company’s public offerings which have been filed with the Securities and Exchange Commission (“SEC”) and the Company’s periodic reports which have also been filed with the SEC. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts:

Investor Relations Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

STRN@crescendo-ir.com

Press Contact:

Howie Turkenkopf
press@stran.com

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2022	2021
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash	$12,296,662	$32,226,668
Short-Term Investments	9,684,208	-
Accounts Receivable, Net	10,297,020	8,982,768
Deferred Income Taxes	545,800	113,000
Inventory	7,118,378	5,230,792
Prepaid Corporate Taxes	87,459	87,459
Deposits	342,323	623,402
Prepaid Expenses	313,183	299,411
	40,685,033	47,563,500

PROPERTY AND EQUIPMENT, NET:	804,607	615,837

OTHER ASSETS:
Intangible Assets - Customer Lists, Net	5,459,240	1,929,294
Right of Use Asset - Office Leases	864,050	1,094,778
	6,323,290	3,024,072
	$47,812,930	$51,203,409

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES:
Current Portion of Contingent Earn-Out Liabilities	$1,780,578	$665,855
Current Obligation under Right of Use Asset - Office Leases	324,309	310,095
Accounts Payable and Accrued Expenses	2,846,934	4,983,496
Accrued Payroll and Related	693,626	836,915
Unearned Revenue	569,358	721,608
Rewards Program Liability	-	43,878
Sales Tax Payable	221,157	106,824
Note Payable - Wildman	162,358	162,358
	6,598,320	7,831,029

LONG-TERM LIABILITIES:
Long-Term Contingent Earn-Out Liability	2,200,844	976,078
Long-Term Obligation under Right of Use Asset - Office Leases	539,741	784,683
	2,740,585	1,760,761
STOCKHOLDER’S EQUITY:
Common Stock, $.0001 Par Value; 300,000,000 Shares Authorized, 18,537,410 and 19,753,852 Shares Issued and Outstanding as of September 30, 2022 and December 31, 2021, respectively	1,854	1,976
Additional Paid-In Capital	38,291,586	39,747,649
Retained Earnings	180,585	1,861,994
	38,474,025	41,611,619
	$47,812,930	$51,203,409

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) AND RETAINED EARNINGS
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021
(UNAUDITED)

	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021

SALES	$13,576,072	$10,947,724	$40,642,559	$27,075,116

COST OF SALES:
Purchases	8,388,856	6,362,217	25,843,023	16,435,550
Freight	939,865	860,813	3,573,830	2,478,457
	9,328,721	7,223,030	29,416,853	18,914,007

GROSS PROFIT	4,247,351	3,724,694	11,225,706	8,161,109

OPERATING EXPENSES:
General and Administrative Expenses	4,896,386	2,689,101	13,152,774	8,333,132
	4,896,386	2,689,101	13,152,774	8,333,132

EARNINGS (LOSS) FROM OPERATIONS	(649,035)	1,035,593	(1,927,068)	(172,023)

OTHER INCOME AND (EXPENSE):
Other Expense	-	-	(27,461)	-
Other Income	20,471	6,378	119,585	776,440
Interest Expense	(12,800)	(26,260)	(18,942)	(66,066)
Interest Income	9,919	-	9,919	-
Unrealized Loss on Short Term Investments	(231,214)	-	(231,214)	-
	(213,624)	(19,882)	(148,113)	710,374

INCOME BEFORE INCOME TAXES	(862,659)	1,015,711	(2,075,181)	538,351

PROVISION FOR INCOME TAXES	(174,507)	291,843	(393,772)	273,457

NET EARNINGS	(688,152)	723,868	(1,681,409)	264,894

NET EARNINGS PER COMMON SHARE
Basic	$(0.03)	$0.07	$(0.09)	$0.03
Diluted	$(0.02)	$0.07	$(0.05)	$0.03

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	19,702,136	10,000,000	19,702,136	10,000,000
Diluted	31,381,151	10,000,000	31,381,151	10,000,000

4